SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 25, 2003

SARASOTA BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Florida	33-41045	65-023525

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Two North Tamiami Trail, Suite 100, Sarasota, Florida	34236

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(941) 955-2626

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 25, 2003, Sarasota BanCorporation, Inc. (the “Company”) signed a definitive Agreement and Plan of Merger (the “Merger Agreement”) which provides for the acquisition of the Company by The Colonial BancGroup, Inc., a Delaware corporation (“Colonial”) through the merger of the Company with and into Colonial. The Board of Directors of the Company approved the Merger Agreement and the transactions contemplated thereby.

     As a result of the merger, each issued and outstanding share of common stock of the Company will be exchanged for:

•

4.6664 shares (the “Exchange Ratio”) of Colonial common stock (with any fractional shares to be exchanged for cash), provided that the Market Value of Colonial’s common stock on the effective date of the merger is $13.31 per share;

•

if the Market Value is less than $13.31 per share, then, in addition to the shares of Colonial common stock received, each shareholder will also receive a cash payment equal to the difference between the Market Value and $13.31, multiplied by the Exchange Ratio; and

•

if the Market Value exceeds $13.31 per share, then each share of the Company’s common stock will be converted into a number of shares of Colonial common stock which equals $62.11 divided by the Market Value.

     For purposes of the Merger Agreement, Market Value equals the average closing price of Colonial common stock over the ten trading day period ending five business days prior to the date of closing.

     The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     Consummation of the merger is subject to various conditions, including approval of the Merger Agreement and the merger by shareholders of the Company, as required under Florida law, receipt of customary banking regulatory approvals and satisfaction of certain other conditions.

     Under the terms of the Merger Agreement, each of the Company’s directors has entered into an agreement with Colonial pursuant to which, among other things, they have agreed to vote their shares of Company stock in favor of the merger.

     The preceding summary of certain provisions of the Merger Agreement, a copy of which is filed as an exhibit hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c)		Exhibits:

2.1	*	Agreement and Plan of Merger, dated as of June 25, 2003, by and between The Colonial BancGroup, Inc. and Sarasota BanCorporation, Inc.

99.1		Press release dated June 26, 2003.

*   The exhibits to the Agreement and Plan of Merger are omitted from this filing. The Company agrees to supplementally furnish to the Commission upon request a copy of any such exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SARASOTA BANCORPORATION, INC.

By:	/s/ Christine L. Jennings

Christine L. Jennings President and Chief Executive Officer

Dated: June 26, 2003

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

2.1	*	Agreement and Plan of Merger, dated as of June 25, 2003, by and between The Colonial BancGroup, Inc. and Sarasota BanCorporation, Inc..

99.1		Press release dated June 26, 2003.

*   The exhibits to the Agreement and Plan of Merger are omitted from this filing. The Company agrees to supplementally furnish to the Commission upon request a copy of any such exhibit.